Vislink Reports Second Quarter 2021 Financial Results

Revenues Increased 85% Over Q1 2021 with Significant Reduction in Net Loss; Orders up Over 250% for First Half of the Year

Hackettstown, NJ — August 16, 2021 — Vislink (“the “Company”) (Nasdaq: VISL), a global technology in the capture, delivery and management of high quality, live video and associated data in the media & entertainment, law enforcement and defense markets, reported financial results for the quarter ended June 30, 2021, 2021. Company management will host a live webcast on Tuesday, August 17, 2021 at approximately 10:00 a.m. ET to review the Company’s financial and operating results and provide a general business update (see webcast details below).

Q2 2021 Business Update:

•	Subsequent to the end of the second quarter, the Company announced the acquisition of Mobile Viewpoint for $18.3 million (€15.5 million). The deal is comprised of a €14.8 million stock purchase agreement and the assumption and payment of €700,000 in intercompany debt.

•	Received a $3.8 million order from the U.S. Department of Defense for the supply of handheld intelligence, surveillance and reconnaissance (ISR) receiver devices and accessories.

•	Introduced three new products in Q1 2021—IP Link 3.0, Quantum Receiver and DVE 6100—already surpassed $6 million in initial sales this year.

•	Deployed the newly introduced Quantum Receiver to support major events including the Olympics and Euro 2020.

•	Shipped a $2.8 million order to Alabama Public Television (APT) to support a statewide ATSC 3.0 network upgrade.

•	Increased R&D headcount in the Company by 20%.

•	Hired a new VP of Engineering, John Gass, an experienced leader with an established record of introducing market-leading products.

•	Was added to the Russell Microcap® Index effective June 28, 2021.

Financial Update:

•	Revenues for the three months ended June 30, 2021 were $7.6 million (not including $4.3 million in deferred revenue), compared to $4.1 million in the first quarter of 2021 and $6 million for the three months ended June 30, 2020.

•	EBITDA (earnings before interest, taxes depreciation and amortization) was a negative $578,000 for the three months ended June 30, 2021, compared to a negative $2.4 million for the three months ended March 31, 2021.

•	Ended the second quarter of 2021 with $55.5 million in cash and cash equivalents, compared to $60 million at the end of the first quarter of 2021.

•	Gross margins were 52.8% of revenue in the second quarter of 2021, compared to 46% in the first quarter of 2021.

•	Net loss attributable to common shareholders was $834,000, or $(0.02) per share in the second quarter of 2021 compared to a net loss of $2.7 million, or $(0.07) per share in the first quarter of 2021 and a net loss of $778,000, or $(0.05) per share in the second quarter of 2020.

•	Net loss attributable to common shareholders was $3.5 million, or $(0.09) per share for the six months ended June 30, 2021 compared to a net loss of $5.2 million, or $(0.45) per share for the six months ended June 30, 2020.

“We are very pleased to report revenues in the second quarter that were over 85% higher than the amount recorded in the first quarter of 2021,” said Mickey Miller, CEO of Vislink. “In addition, our quoting activity continued to increase, with new bookings growing over 250% during the first half of 2021 compared to the corresponding period in 2020. This accelerating sales growth, together with our ongoing focus on cost containment and strategic use of financial resources, helped us significantly narrow our EBITDA loss in the second quarter to $578,000, compared to a $2.4 million EBITDA loss in the first quarter. As a result, our operations have not only returned to pre-pandemic levels, but are well positioned for future growth and investment.”

Mr. Miller continued, “Our commitment to relentless innovation, a Vislink strength throughout its history, resulted in the release of notable new products in 2021, including IP Link 3.0, Quantum Receiver and DVE 6100, that have already played a role in capturing substantial new business this year, including the announced wins with Alabama Public Television and the Department of Defense. We will continue to aggressively refresh our product offerings to maintain our leadership in the markets we operate in.”

He concluded, “We are also very excited about closing on our purchase of Mobile Viewpoint. For Vislink, this represents an ideal deployment of capital on an acquisition that is highly strategic for the Company, and that we believe will play a major role in its future growth. It will allow us to leverage major market trends and needs that can be addressed by Mobile Viewpoint’s innovations in bonded cellular, 5G and AI-driven automated production technologies.”

Financial Results Webcast Details

On Tuesday, August 17, 2021, Vislink’s CEO, Mickey Miller, and CFO, Michael Bond, will host a webcast at approximately 10:00 a.m. ET to review the Company’s financial and operating results and provide a general business update. This webcast will be live at https://services.choruscall.com/mediaframe/webcast.html?webcastid=KoGIXF8K. Investors will be able to submit questions during the webcast.

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income (expense). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of a terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future financial position, projected expenses, prospects, plans, objectives of management, new product launches, expected contract values and expected market opportunities across the Company’s operating segments, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts:

Media Relations:
Platform Communications
vislink@platformcomms.com

Investor Relations:
Daniel Carpini
investors@vislink.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenue, net	$7,550	$6,008	$11,640	$11,360
Cost of revenue and operating expenses
Cost of components and personnel	3,563	2,427	5,770	5,248
Inventory valuation adjustments	159	24	311	49
General and administrative expenses	3,751	3,321	7,398	9,521
Gain on lease termination	—	—	—	(21)
Research and development expenses	718	559	1,320	1,215
Amortization and depreciation	256	334	517	757
Total cost of revenue and operating expenses	8,447	6,665	15,316	16,769
Loss from operations	(897)	(657)	(3,676)	(5,409)
Other income (expense)
Changes in fair value of derivative liabilities	61	(98)	(17)	(81)
Gain on settlement of related party obligation	—	—	—	331
Gain on settlement of debt	—	—	194	—
Other income	2	—	2	—
Interest expense	—	(23)	(4)	(49)
Total other income (expense)	63	(121)	175	201

Net loss	$(834)	$(778)	$(3,501)	$(5,208)

Basic and diluted loss per share	$(0.02)	$(0.05)	$(0.09)	$(0.45)

Weighted average number of shares outstanding:
Basic and diluted	46,650	14,805	41,145	11,460

Comprehensive loss:
Net loss	$(834)	$(778)	$(3,501)	$(5,208)
Unrealized gain (loss) on currency translation adjustment	29	(28)	(14)	249
Comprehensive loss	$(805)	$(806)	$(3,515)	$(4,959)

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets
Cash	$55,501	$5,190
Accounts receivable, net	9,069	4,525
Inventories, net	9,702	5,986
Prepaid expenses and other current assets	2,274	814
Total current assets	76,546	16,515
Right of use assets, operating leases	968	1,077
Property and equipment, net	1,159	1,138
Intangible assets, net	1,508	1,921
Total assets	$80,181	$20,651
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,936	$4,104
Accrued expenses	2,449	2,340
Notes payable	682	25
Current portion of PPP loan	1,168	905
Operating lease obligations, current	485	475
Customer deposits and deferred revenue	5,387	975
Derivative liabilities	39	22
Total current liabilities	13,146	8,846
Long-term portion of PPP loan	—	263
Operating lease obligations, net of current portion	1,312	1,545
Total liabilities	14,458	10,654
Commitments and contingencies (See Note 9)
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized as of June 30, 2021, and December 31, 2020; -0- shares issued and outstanding as of June 30, 2021, and December 31, 2020	—	—
Common stock – $0.00001 par value per share, 100,000,000 shares authorized, 45,652,249 and 21,382,290 shares issued and 45,649,590 and 21,379,631 outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	339,514	280,273
Accumulated other comprehensive income	134	148
Treasury stock, at cost – 2,659 shares at June 30, 2021 and December 31, 2020, respectively	(277)	(277)
Accumulated deficit	(273,648)	(270,147)
Total stockholders’ equity	65,723	9,997
Total liabilities and stockholders’ equity	$80,181	$20,651

Reconciliation of GAAP to Non-GAAP Metrics

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING JUNE 30, 2021
(IN THOUSANDS)

Reconciliation of net income to EBITDA
Net loss	$(834,000)
Amortization and depreciation	256
EBITDA	$(578)